CO-DISIRIBUTION AGREEMENT

This CO-DISTRIBUTION AGREEMENT, effective as of 6-26-98, by and between PHARMACIA & UPJOHN COMPANY, a corporation organized and existing under the laws of the state of Delaware, with offices at 7000 Portage Road, Kalamazoo, MI, 49001, ("P&U"), and NATIONAL HEALTHCARE MANUFACTURING CORPORATION, a corporation organized and existing under the laws of Manitoba, with offices at 251 Saulteaux Crescent, Winnipeg, MB CANADA ("NHMC"), and PARADIGM MEDICAL INDUSTRIES, INC., a corporation organized and existing under the laws of the state of Delaware, with offices at 1127 West 2320 South, Suite A, Salt Lake City, UT 84119, ("PARADIGM").

WHEREAS, PARADIGM manufactures, markets, sells, and distributes Precisionist 30,00OTm phacoemulsification equipment ("Phaco Machine"), and

WHEREAS, P&U manufactures, markets, sells, and distributes Ceeon intraocular lenses ("IOLs") and Healon lenses ("Viscoelastics"), and Cat Packs (CeeOn and Healon combined); and

WHEREAS, NHMC manufactures custom procedural packs; and

WHEREAS, P&U , PARADIGM and NI-IMC wish to enter into a Co-Distribution Agreement for the distribution of a package to physicians including IOL'S, viscoelastics, custom procedural packs, and phaco kits , in conjunction with the sale of a Phaco Machine.

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1.                   Definitions

1.1 "Alliance" refers to the combined group of companies: P&U, NHMC and PARADIGM supplying their respective products and or services to target customers in the ophthahnic surgical supply market The trade name utilized by the Alliance shall be PARADIGM Pharmacia & Upjohn Alliance C'PPUI..

1.2 "Alliance Management Team" shall mean a group composed of a representative from each of the three Alliance companies. Such Alliance Management Team shall meet quarterly to develop a Business & Marketing Plan and to manage Alliance activities. PARADIGM's representative shall be charged with taking of minutes at each such meeting.

1.3 "Package" shall mean the products purchased by PARADIGM hereunder including IOL's viscoelastics, custom procedural packs and phaco kits, in conjunction with the sale of a Phaco Machine for sale to customers on a per procedure basis.

1.4 "Consignment Inventory" shall mean the beginning inventory of IOL's provided by P&U.

Section 2.                   Structure

The cooperation between the Parties as set forth in this Agreement will not constitute nor be construed as constituting a partnership or a relationship of agent and principal. No Party shall, under any circumstances act as or represent itself to be a partner, agent or a representative of the other. No Party shall have any responsibility for the firing, compensation, or employee benefits of any Party's employees. No employee or representative of any Party shall have any authority to bind or obligate the other Parties to this Agreement for any sum or in any manner whatsoever, or to create or impose a contractual or other liability on any other Party without said Party's authorized written approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, the legal relationship of the Parties under this Agreement shall be that of independent contractors.

Section 3.                   P&U Obligations

3.1      P&U will sell its IOLs and Viscoelastics directly to PARADIGM.

3.2 P&U will offer discount prices to PARADIGM based on the volume of lenses ordered per Exhibit B attached hereto, and will note the discount or the price, net discount on the product invoice. In the event P&U has an obligation to provide this information to its customers it shall so notify PARADIGM.

3.3 P&U will not be directly involved with the marketing or pricing of the Package other than to ship directly the IOLs and Viscoelastics to purchasers of the Packages and to assist PARADIGM in identifying potential customers for the Package or selected components thereof, for follow-up by PARADIGM's sales representatives.

3.4 P&U's role in this Agreement shall be confined to assisting in distribution of the Package and providing limited marketing assistance in the form of potential customer identification

3.5 P&U will set up a compliance program to review all correspondence and sales documentation relating to this Agreement.


Section 4.                   PARADIGM's Obligations

4.1 PARADIGM shall secure and maintain all Regulatory Files and other requirements necessary for marketing and selling the Package in accordance with @ Agreement. PARADIGM shall promptly notify P&Us Regulatory Affairs Department upon being contacted by the FDA or any governmental agency for any regulatory purpose pertaining to the Package as it affects this Agreement.

4.2 PARADIGM represents and warrants that the Package, its labels and labeling as well as all sales, advertising, promotional and mailing materials shall conform to the FDA approved labeling and will comply with all applicable laws and regulations. Further PARADIGM will be responsible for complying with any requirements under the anti-kickback statute and regulations thereunder, and related health care fraud statutes.

4.3 PARADIGM shall, at its sole discretion, develop and prosecute all regulatory filings, labeling requirements, regulatory reporting duties, price approvals for reimbursement purposes, and post-marketing regulatory obligations.

4.4 Except as otherwise provided in this Agreement, PARADIGM shall retain exclusive authority and responsibility for handling any disputes and law suits with any regulatory agency, as well as with patients and customers, and other third parties regarding advertising and promotion provided by PARADIGM and other activity for which PARADIGM is responsible hereunder.

4.5 Except for the setup and auditing of the Consignment Inventory, PARADIGM shall be solely responsible for supplying components of the Package and for the pricing of the Package and will sell the IOL's and Viscoelastics to physicians as part of the Package, which may include Viscoelastics, custom procedural packs and phaco kits.

4.6 PARADIGM will supply the Package to physicians as part of the Pack Usage Agreement in the form set forth in Attachment "A", for purchasers of PARADIGM's Phaco Machines.

4.7 PARADIGM or its Agent shall be solely responsible for billing of customers, collecting payments from customers, and for all relations with customers concerning the Package unless otherwise required by law or regulation. Further, PARADIGM will include on its customer invoices that it is charging for the IOL's as part of the Package for hospitals.

4.8 PARADIGM agrees not to distribute any promotional materials regarding P&U's Products without P&U's prior written consent and approval.

4.9 PARADIGM shall promptly notify P&U and NHMC of changes in or affecting the Package or its terms and conditions of sales.

4.10 PARADIGM will pay P&U and NHMC within sixty (60) days of shipment of Products to its Alliance customers.

4.11 PARADIGM will supply IOL model, serial number and label on each reorder.

Section 5                    NHMC Obligations

5.1 NHMC will sell its standard and custom procedure trays directly to PARADIGM.

5.2 NHMC will provide quotes within three (3) to five (5) business days of request.

5.3 NHMC will provide prototypes within two (2) to three (3) weeks from request.

5.4 NHMC will maintain on hand inventory of "Standard trays" for immediate delivery.

5.5 NHMC will produce and ship custom packs within sixty to ninety (60-90) days of order.

5.6 NHMC will return at its expense any damaged or defective product caused by them.

5.7      NHMC will provide no-charge prototypes on qualified opportunities.

5.8      NHMC  will  provide  Alliance   management  and  sales   representative
         training.

Section 6.                   Accounting Reports

PARADIGM and its Agent agree to keep true and accurate records. P&U and NHMC by and through its authorized representatives shall have the right upon reasonable notice, to conduct audits of all of the relevant books and records of PARADIGM or its Agent which are directly related to the promotion and sale of the Package.

Section 7.                   Adverse Reactions

7.1 PARADIGM shall be responsible for filing with the FDA any Package related accident or incident reports which it receives directly from third parties or from P&U and NHMC..

7.2      Product Recall

         7.2.1 In the event that one of the Parties determines that an event, incident, or circumstance has occurred which may result in the need for a "recall" or "market withdrawal", as such terms are defined in a 21 CFR 7.3, of any components of the Package, such Party shall advise the others and the Parties shall consult with respect thereto.

         7.2.2 PARADIGM will be responsible for activities associated with any recall or withdrawal from the market at PARADIGM's expense for communication and notification. Each Party will be responsible for expenses related to their Product.

Section 8.                   Warranties and Indemnification

8.1 Indemnification by PARADIGM. PARADIGM shall defend, indemnify and hold harmless P&U and NHMC and their successors and assigns, Affiliates, and the officers, directors, employees, and agents thereof, from and against any and all third party suits, actions, causes of actions, demands, losses, liabilities, money judgments, damages, fines, penalties, assessments, costs, and expenses including reasonable attorney's fees (for the purpose of this paragraph, collectively Claims) which (i) arise out of PARADIGM's breach of this Agreement including any representation or warranty made hereunder; or (ii) result from the negligent acts or willful malfeasance of PARADIGM or
         PARADIGM's employees or agents, in connection with the sale, distribution, promotion, advertising, administration, or use of the Package (including those relating to product liability and those relating to infringement of patents, trademarks, copyrights, investor's certificates or other intellectual or intangible property rights); or
         (iii) result from use of promotional materials.

8.2 Indemnification by P&U P&U shall defend, indemnify and hold harmless PARADIGM and NHMC their successors and assigns, Affiliates and officers, directors, employees, and agents thereof, from and against any and all third party suits, actions, causes of actions, demands, losses, liabilities, money judgments, damages, fines, penalties, assessments, costs, and expenses including reasonable attorney's fees (for the purpose of this paragraph, collectively Claims) which (i) arise out of P&U's breach of this Agreement including any representation or Warranty made hereunder, or (ii) result from the negligent acts or willful malfeasance of P&U.

8.3 Indemnification by NHMC NHMC shall defend, indemnify and hold harmless PARADIGM and P&U their successors and assigns, Affiliates and officers, directors, employees, and agents thereof, from and against any and all third party suits, actions, causes of actions, demands, losses, liabilities, money judgments, damages, fines, penalties, assessments, costs, and expenses including reasonable attorney's fees (for the purpose of this paragraph, collectively Claims) which (i) arise out of NHMC's breach of this Agreement including any representation or Warranty made hereunder, or (ii) result from the negligent acts or willful malfeasance of NHMC.

8.4 Notice and Defense of Claims In the event that any indemnified Party receives notice of, or is aware of, a claim, commencement of any suit, action of proceeding, or the imposition of any penalty or assessment (for purposes of this paragraph, collectively "Claims") in respect of which indemnity may be sought hereunder, and the indemnified Party intends to seek indemnity hereunder, the indemnified Party shall promptly provide the indemnifying Party with notice of such Claims. The failure by any indemnified Party to notify the indemnifying Party of such Claims shall not relieve the indemnifying Party of responsibility under this Section 8 except to the extent such failure adversely prejudices the ability of the indemnifying Party to defend such Claims. The indemnifying Party shall have the right at its option and its own expense, to be represented by counsel of its own choice and to defend against, negotiate, settle, or otherwise deal with any such Claims, provided that the indemnifying Party shall not enter into any settlement or compromise of any such Claims which could lead to liability or create any financial or other obligation on the part of the indemnified Party without the indemnified Party's prior written consent. The indemnified Party may participate in the defense of any Claims with counsel of its own choice and at its own expense. The Parties agree to cooperate fully with each other in connection with the defense, negotiation of settlement of any such Claims. In the event that the indemnifying Party does not undertake the defense, compromise or settlement of Claims, the indemnified Party shall have the right to control the defense or settlement of such Claims with counsel of its choosing provided, however, the indemnified Party shall not settle or compromise any such Claims without the indemnifying Party's prior written consent which consent shall not be unreasonably withheld.

Section 9.                   Confidentiality

All confidential information transmitted in contemplation of and while this Agreement is in effect by and of the Parties to another Party shall be identified with reference to this Agreement and the receiving Party shall, while this Agreement is in effect and for a period of three (3) years after the expiration or termination of this Agreement, make no use of such confidential information except to advance the purposes of this Agreement in accordance with the terms hereof, and shall use the same efforts to keep secret and prevent the disclosure of such confidential information to Parties, other than its agents, officers, employees, and representatives authorized to receive such confidential information and bound by use and disclosure restrictions similar to those provided herein, as it would use with respect to is own confidential and proprietary information. Confidential information shall remain the sole and absolute property of the disclosing Party, subject to the rights and licenses granted herein. The above restrictions on the use and disclosure of confidential information shall not apply to any confidential information which:

         (a)is already lawfully known to the recipient at the time of disclosure as documented by recipient; or

         (b)is or becomes generally available to the public other than through any act or omission of the recipient in breach of this Agreement; or

         (c) is acquired by the recipient from a third Party having the lawful right to disclose same; or

         (d) is required by law to be disclosed; or

         (e)is required to be disclosed in order to exercise rights granted or retained p t to this Agreement, provided that any such disclosure will be subject to use and disclosure restrictions similar to those provided herein.

The term confidential information shall include any information that is, by its nature, information that would give an entity in the business of the disclosing Party a competitive advantage over another such entity not in possession of such information.

In the event this Agreement is terminated for any reason by any of the Parties as provided herein, the receiving Party agrees to return to the other, and thereafter refrain from using, all confidential information given to it by another Party; provided, however, one written copy may be retained by the recipient solely for archival purposes to determine its legal obligations under this Agreement All provisions of this Section 9 shall survive the expiration or termination of this Agreement.

Section 10.                  Tradedress, Advertising, and Promotion

10.1 The Package will bear the Trademark and the trade dress of each companies respective Products unless otherwise agreed to in writing by the Parties.

10.2 P&U and NHMC may use the Trademark and the name PARADIGM and its logo solely to the extent required to fulfill its obligations under this Agreement and as agreed to by PARADIGM. PARADIGM and NHMC and their Affiliates may use the name Pharmacia & Upjohn Company and its logo solely to the extent required to fulfill their obligations under this Agreement and as agreed to by P&U. All Parties and their agents shall immediately cease all use of the others name and logo upon expiration or termination of this Agreement.

10.3 All advertising and public relation activities associated with the sale of the Package, must be reviewed and pre-approved by P&U, PARADIGM and NHMC prior to its use.

Section 11.                  Term-Termination

11.1 This Agreement shall be effective as of the Agreement effective date, and, unless sooner terminated pursuant to provisions herein, shall expire automatically on the date of December 31, 2000. Beginning ninety
         (90) days prior to the expiration date, and each year thereafter, the Parties shall discuss renewing the Agreement for additional one (1) year periods or terminating the Agreement if so determined by the Parties.

11.2 The Agreement and any agreements executed pursuant hereto may be terminated by any Party before the expiration of the time period set forth in Section 11.1 in the event of a substantial breach by either of the Parties of its obligations under this Agreement or any agreements executed pursuant hereto, if such breach is not remedied within sixty
         (60) days from date on which the non-breaching Party gives notice to the breaching Party of its breach.

11.3 Each Party hereto shall have the right to terminate the Agreement without cause at any time during the Agreement with ninety (90) days prior written notice to the non-terminating Parties.

11.4 Termination of this Agreement for whatever reason, shall not affect any rights or obligations which may have accrued to the Parties prior to the effective date of termination. Termination of the Agreement shall be without prejudice to (a) any remedies which the Parties may then or thereafter have hereunder or at law or in equity, and (b) that Party's right to obtain performance of any obligations which expressly survive termination of the Agreement.

Section 12.                  Patent and Trademark Infrini!ement

Each Party shall advise the other Parties promptly upon its becoming aware of any infringement by a party of Patent Rights or Trademarks respectively covering or identifying the product components of the Package. PARADIGK at its sole discretion, shall take such legal action as is required to restrain or otherwise prevent such infringement. P&U shall cooperate fully with and as requested by PARADIGK at PARADIGM's expense, in PARADIGNTs attempt to restrain such infringement. P&U may be represented by counsel of its own selection at its own expense in any suit or proceeding brought by PARADIGM to restrain such infringement

Suits brought by third parties alleging patent or trademark infringements shall be governed by the provisions of Section 8.3 above.

Section 13.                  Miscellaneous

13.1 Notice Any notice required or permitted hereunder shall be in writing and shall be sufficiently given when personally delivered, telecommunicated, with receipt confirmed, delivered by overnight courier or mailed prepaid first class registered or certified mail and addressed to the party for whom it is intended at its record address, and such notice shall be effective upon receipt if delivered personally, telecommunicated, or by overnight courier, or shall be effective five (5) days after it is deposited in the mail, if mailed. The record addresses and facsimile number of the parties are set forth below:

         If to P&U:             Pharmacia & Upjohn Company
                                Market Region North America
                                7000 Portage Road
                                Kalamazoo, MI 49001
                                Attn: Vice President, Chief Legal Counsel
                                Facsimile No.: 616-833-6332

         If to PARADIGM:        PARADIGM Medical Industries, Inc.
                                1127 West 2320 South, Suite A
                            Salt Lake City, UT 84119
                   Attn: Vice President Operations and C.O.O.
                          Facsimile No.: (801) 977-8973

         If to NHMC:            National Healthcare Manufacturing Corporation
                             251 Saulteaux Crescent
                          Winnipeg, MB, CANADA R3J 3C7
                                Attn: Vice President Sales and Marketing
                                Facsimile No.: (204) 885-5588

         Any Party, at any time, may change its previous record address or facsimile number by giving written notice of the substitution to the other Parties as herein provided.

13.2 Force Majeure The performance by any one of the Parties of any covenant or obligation on its part to be performed under this Agreement shall be excused by floods, riots, fire, war, acts, injunctions, or restraints of government (whether or not now threatened), or any cause preventing such performance whether similar or dissimilar to the foregoing beyond the reasonable control of the party bound by such covenant or obligation ("force majeure").

13.3 Assignment This Agreement shall not be assigned by any of the Parties without the written consent of the other Parties.

13.4 Modification No modification or amendment hereof shall be valid or binding upon the Parties hereto unless made in writing and duly executed on behalf of all of the Parties.

13.5 Waivers Failure of a Party to insist upon the strict performance of any provision hereof or to exercise any right or remedy shall not be deemed a waiver of any right or remedy with respect to any existing or subsequent breach or default.

13.6 Governing Law and Venue This Agreement shall be construed and the legal relations between the Parties hereto determined in accordance with the laws of the State of Michigan.

13.7 Public Disclosure No Party shall issue a press release or in any other way announce to the public the contents of this Agreement and the negotiations preceding it without prior written consent of the other Parties.

13.8 Headings The clause headings are placed herein merely as a matter of convenience and shall not affect the construction or interpretation of any of its provisions.

13.9 Partial Invalidity In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions would result in such a material change as to cause completion of the actions contemplated herein to be impossible and provided that the performance required by this Agreement with such clause deleted remains substantially consistent with the intent of the Parties.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers or representatives.

PHARMACIA & UPJOHN COMPANY                     PARADIGM MEDICAL INDUSTREES, INC.

By:  Karl A. Brown                             By:  Michael Stelzer

Title:  National Sales Director                Title:  Chief Operating Officer

Date:  6/26/98                                 Date:  6/26/98


NATIONAL HEALTHCARE MANUFACTURING CORPORATION

By:  G. J. Zimmerman

Title:  Vice President Sales and Marketing

Date: